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                                                                  EXHIBIT 99(a)

                                       ESENJAY
                                   EXPLORATION, INC.

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FOR IMMEDIATE RELEASE                                 NEWS RELEASE NUMBER  00-15


CONTACT:  INVESTOR RELATIONS
          ESENJAY EXPLORATION, INC.                               (713) 739-7100

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                         ESENJAY EXPLORATION, INC. ANNOUNCES
           RETENTION OF DEUTSCHE BANC ALEX BROWN AND RANDALL & DEWEY, INC.
                 TO ASSIST IN DEVELOPING VALUE ENHANCING STRATEGIES


HOUSTON, TEXAS - OCTOBER 2, 2000 - Esenjay Exploration, Inc. (NASDAQ: ESNJ) announced today that it has retained Deutsche Bank Securities, Inc. to advise it concerning various strategic alternatives intended to better maximize shareholder value. Randall & Dewey, Inc. has been retained to initiate and manage a transaction to better realize this value through various alternatives such as selling the Company for cash, merger, stock trade or acquisition. Esenjay stated that its management believes that its current share price does not sufficiently reflect the value of its extensive undrilled project inventory.

Esenjay is an independent energy company engaged in the exploration for natural gas primarily along the Texas and Louisiana onshore gulf coast. Its focus is on the generation and enhancement of its projects through the use of 3-D seismic data. The Company currently has approximately 2,200 square miles of mostly proprietary, 3-D seismic data. In 2000 it is participating in five new 3-D seismic shoots. Esenjay's total capital expenditures budget for the year 2000 is approximately $26 million. This budget is funded through a combination of cash flow and sales of interests to industry partners and is supplemented through its current credit facility. (A $29 million facility pursuant to which the company can currently draw up to $24 million.) As of September 28th, there was $17,841,782 million outstanding pursuant to the facility.

Esenjay's current daily production is approximately 17 MMCF (million cubic feet) of gas and 500 barrels of oil. The Company is currently drilling six wells and expects to spud approximately 12 additional wells prior to year-end.

Esenjay has 18,885,190 shares of common stock outstanding. All of its previously issued and outstanding preferred stock was redeemed on September 22, 2000. The Company's shares closed Friday at $3 5/8, up 12 1/2 cents per share.

Esenjay Exploration, Inc.'s common stock is listed on the Nasdaq Small Cap Market under the symbol ESNJ.

Deutsche Bank Securities, Inc. is a subsidiary of Deutsche Bank, which provides a broad array of investment banking and financial services worldwide. Randall & Dewey, Inc. provides transaction and related services to a broad cross section of the upstream oil and gas industry. Its clients include major integrated oil and gas enterprises, as well as private and independent companies.

        [Cautionary Statement Regarding Forward-Looking Information]

The Press Release includes "forward-looking statements" within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included

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in this Press Release, including statements regarding the Company's estimated production rates, exploration plans and business strategy, plans and objectives of management of the Company for future operations and budget estimates, are forward-looking statements. The Company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") include volatility of oil and gas prices, the markets for oil and gas, environmental regulations, the substantial capital requirements associated with oil and gas operations and other factors are set forth in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-KSB for its 1999 fiscal year and reports on Form 10-QSB filed in 2000. All subsequent written and oral forward-looking statements attributable in the Company or persons acting on its behalf are expressly qualified by the Cautionary Statements.